UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  April 19, 2006

SKY PETROLEUM, INC. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

401 Congress Avenue, Suite 1540 Austin, Texas 78701 (Address of Principal Executive Offices) (Zip Code)

(512) 687-3427
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Separation Agreement with James Screaton

        On May 29, 2006, Sky Petroleum, Inc. entered into a Separation Agreement (the “Separation Agreement”) with James Screaton, on his own behalf, and on behalf of Shorewood Financial Inc., a body corporate duly incorporated under the laws of the province of Alberta. The following are the material terms and conditions of the Separation Agreement:

The Independent Contractor Services Agreement (the “Contractor Agreement”), between the Company and Mr. Screaton, on behalf of himself and Shorewood Financial Inc., under which Mr. Screaton provided services as Chief Financial Officer of the Company, was terminated effective on May 29, 2006. Mr. Screaton will receive a monthly fee of $6,500 for the months of May, June, and July 2006.

Under the Separation Agreement, Mr. Screaton’s stock options, exercisable to acquire 133,333 shares of common stock at $0.50 per share, will be amended to vest and become exercisable over two years. The first half (66,666 shares) will vest on April 30, 2006 and the balance (66,667 shares) will vest on April 30, 2007. The options terminate two years after vesting.

All other stock options previously granted to Mr. Screaton under the Contractor Agreement were terminated.

Mr. Screaton releases and discharges the Company from any claims, liabilities, costs and damages which Mr. Screaton has or may have against the Company for any act or omission which occurred on or prior to the date of Mr. Screaton’s execution of the Separation Agreement.

Mr. Screaton also warrants that he has not filed nor will he file any claims, complaints, charges or lawsuits against the Company arising out of Mr. Screaton’s employment and discontinuation of employment.

Mr. Screaton acknowledges that all of the confidential information (as defined in the Separation Agreement) is valuable, proprietary and the exclusive property of the Company and that he will not use or reveal, divulge or permit the use by the third parties of any confidential information.

Agreement with Nigel McCue

        On or about May 30, 2006, the Board of Directors appointed Mr. Nigel McCue to be a Director to the Company. The Company has agreed, pursuant to its resolution for board services, to grant Mr. McCue the following compensation for his services as a member of the Board of Directors:

$30,000 per year, payable quarterly;

$1,200 per meeting of the Board attended; and

200,000 in Company stock options at a price of $1.00 U.S. per share subject to the provisions of the Plan, one-third (1/3) of the options vesting each year after the date of initial appointment. All options shall terminate seven (7) years after the date of appointment.

Item 1.02.    Termination of a Material Definitive Agreement

        Pursuant to the Separation Agreement described in Item 1.01 above, the Contractor Agreement, under which Mr. Screaton provided services as Chief Financial Officer of the Company, was terminated effective on May 29, 2006. The information contained in Item 1.01 is hereby incorporated by reference.

Item 5.02.    Departure of a Principal Officer; Appointment of a Principal Officer

Resignation of Daniel F. Meyer

        In April, 2006, Daniel F. Meyer tendered his resignation as President, Secretary, and Treasurer to the Company. Following a transition period from April 19, 2006 to May 30, 2006, the Board of Directors accepted Mr. Meyer’s resignation, effective on or about May 30, 2006.

Separation Agreement with James Screaton

        The information contained in Item 1.01 above regarding the Separation Agreement and the termination of Mr. Screaton as the Chief Financial Officer of the Company, effective on May 29, 2006, is hereby incorporated by reference.

Appointment of Shafiq Ur Rahman

        The Board of Directors has designated and appointed Mr. Rahman Manager of Finances and Administration (“MFA”) and the Principal Financial and Accounting Officer to the Company, effective May 29, 2006.

         Mr. Rahman will work as a consultant for the Company at a fixed rate per month.

        Mr. Shafiq Ur Rahman has more than 30 years experience in the oil and gas industry. Prior to joining the company he served as Chief Accountant and Senior Administrator for several companies including Huston Oil and Minerals, Tenneco Oil, Lundin Oil (formerly International Petroleum Inc.), Arabex Petroleum, and Coplex Resources. Mr. Rahman’s global experience includes working in various countries in the Middle East, North and West Africa, and Asia. Mr. Rahman has a Bachelors in Commerce degree from Karachi University.

        The Company is not aware of any family relationships, by blood, marriage, or adoption, between Mr. Rahman and any other director, executive officer, or other nominees. The Company knows of no transactions involving the Company during the last two years in which Mr. Rahman has a direct or indirect interest.

Appointment of Michael Noonan

        On April 19, 2006, the Board of Directors appointed Michael Noonan to become Secretary to the Company following the resignation of Daniel Meyer from that office. During the transition period from April 19, 2006 to May 30, 2006, Mr. Noonan aided Mr. Meyer and the Company in carrying out the rights and responsibilities of the office. Following the end of the transition period, Mr. Meyer’s resignation was approved by the Board, effective May 30, 2006. On May 30, 2006, the Board approved the appointment of Mr. Noonan to the office of Secretary to the Company and ratified and approved all previous actions taken by Mr. Noonan with respect to the rights and responsibilities of the office. Mr. Noonan continues to serve as Vice President, Corporate, a position he has held since August 25, 2005, and Director, to which he was appointed November 16, 2005.

        The Company’s Employment Agreement with Mr. Noonan and Mr. Noonan’s biographical information were previously reported in the Company’s September 2, 2005 Form 8-K, available at the SEC’s website at www.sec.org, and which is hereby incorporated by reference.

        The Company is not aware of any family relationships, by blood, marriage, or adoption, between Mr. Noonan and any other director, executive officer, or other nominees. The Company knows of no transactions involving the Company during the last two years in which Mr. Noonan has a direct or indirect interest.

Appointment of Nigel McCue

        On or about May 30, 2006, pursuant to its powers under the Company’s bylaws to fill vacant seats on the Board, the Board of Directors appointed Nigel McCue as a Director to the Company. Mr. McCue will receive compensation and benefits as described in Item 1.01 above which is incorporated herein by reference.

        Mr.   McCue, aged 54, has thirty years experience in the upstream sector of the petroleum industry. He is a Director and Chief Executive Officer of Nemmoco Petroleum Limited, a private exploration and production company with interests located principally in Central and Eastern Europe. Prior to this he was a director and Chief Financial Officer of Lundin Oil Plc., a company with interests in over twenty countries with specific experience in mergers & acquisition, equity, corporate and project debt finance, and stock exchange listings. Prior to this, he held various positions with Chevron Overseas Inc. and Gulf Oil Corporation. Mr. McCue is a Non-Executive Director of Dragon Oil Plc and is chairman of its audit committee and a member of the remuneration and nomination committees. He is also a Director of Proprietary Industries Inc. a company listed on the Toronto Stock Exchange.

        The Company is not aware of any family relationships, by blood, marriage, or adoption, between Mr. Noonan and any other director, executive officer, or other nominees. The Company knows of no transactions involving the Company during the last two years in which Mr. Noonan has a direct or indirect interest.

Item 5.03     Amendment to Articles of Incorporation or Bylaws

        The Board of Directors amended the bylaws to change the quorum requirements at the annual meeting from a majority of the voting shares to one-third (1/3) of the voting shares. The amendment is effective April 19, 2006.

        The first sentence of Section 6, Article II of the bylaws previously read:

                         “The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business, except as otherwise provided by statute or the articles of incorporation.”

        The amended first sentence of Section 6, Article II of the bylaws now reads:

                         “ The presence in person or by proxy of the holders of one-third (1/3) of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business, except as otherwise provided by statute or the articles of incorporation.”

        The text of the amended section is attached as Exhibit 3.1.

Item 9.01     Financial Statements and Exhibits

Exhibits

Exhibit No. 3.1	Description Amendment to Articles of Incorporation

SIGNATURES

        In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC.
(Registrant)

Dated: May 31, 2006	By: /s/ Michael D. Noonan
Michael D. Noonan Secretary